UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GALAXY ENERGY CORPORATION
(Name of Registrant As Specified in its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GALAXY ENERGY CORPORATION
1331 17th Street, Suite 1050
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the holders of Common Stock of Galaxy Energy Corporation:

The annual meeting (the “Annual Meeting”) of shareholders of Galaxy Energy Corporation (the “Company”) will be held at The Oxford Hotel, 1600 - 17th Street, Denver, Colorado, on Wednesday, August 20, 2008, at 10:00 a.m., Mountain Daylight Time, to consider and vote on:

(1)	The election of six directors to the Company's Board of Directors; and

(2)	Such other business as may properly come before the Annual Meeting and at any adjournments thereof.

Only holders of record of the Company’s common stock at the close of business on July 8, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date, and return the accompanying proxy in the enclosed addressed, postage-paid envelope.  If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy.  A proxy may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

/s/ William P. Brand, Jr.
William P. Brand, Jr.
Interim Corporate Secretary

Denver, Colorado
July 9, 2008

GALAXY ENERGY CORPORATION
1331 17th Street, Suite 1050
Denver, Colorado 80202

PROXY STATEMENT
July 9, 2008

This Proxy Statement is furnished to the shareholders of Galaxy Energy Corporation (the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at The Oxford Hotel, 1600 - 17th Street, Denver, Colorado, on Wednesday, August 20, 2008, at 10:00 a.m., Mountain Daylight Time, and at any adjournments thereof.

This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about July 11, 2008, and the cost of soliciting proxies in the enclosed form will be borne by the Company.  In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile and electronic means.  Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

VOTING

Who Can Vote

Only shareholders of record as of the close of business on July 8, 2008 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.  On July 8, 2008, the Company had outstanding 83,661,968 shares of common stock, $0.001 par value per share (the “Common Stock”).  Each share of Common Stock you own entitles you to one vote on each matter to be voted on at the Annual Meeting.

How You Can Vote

You may vote your shares in person by attending the Annual Meeting or you may vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided.  If you return your signed proxy card before the Annual Meeting, the named proxy will vote your shares as you direct.  If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted (i) FOR the election of all nominees for director as described under “Election of Directors”; and (ii) in the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

You May Revoke or Change Your Vote

You may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.  A shareholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the shareholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Galaxy Energy Corporation Proxy Statement – Page 1

PROPOSAL ONE - ELECTION OF DIRECTORS

The Company’s Bylaws authorize the Board to determine from time to time by resolution the number of directors.  The Board has fixed the number of directors to be elected at the Annual Meeting at six, and proxies cannot be voted for a greater number of persons.  Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the six nominees named below to each serve until the next Annual Meeting and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.  The Company’s directors are elected by a plurality vote.

Information About Directors

The name, age and term as a director of each nominee are listed below, along with a description of their business experience during the last five years.

Name	Age	Term as a director
Marc E. Bruner	35	Director since November 2002
Cecil D. Gritz	64	Director since November 2002
Dr. James M. Edwards	63	Director since November 2002
Robert Thomas Fetters, Jr.	68	Director since March 2004
Nathan C. Collins	73	Director since April 2004
Ronald P. Trout	68	Director since November 2006

•
Marc E. Bruner became our President upon the acquisition of Dolphin Energy in November 2002.  He has served as president of Dolphin Energy since June 2002.  From September 1999 to June 2002, he worked as an investment banker and analyst for Resource Venture Management AG, a Swiss-based energy sector consulting firm.  From January 1999 to September 1999, Mr. Bruner did miscellaneous consulting work.  He was a senior account executive for J.B. Oxford & Co., a national securities firm, from February 1997 to January 1999; and an account executive for GKN Securities, Boca Raton, Florida, from June 1996 to November 1996.  Mr. Bruner holds a B.S. degree in accounting from the University of Notre Dame.  Mr. Bruner devotes all of his working time to the business of the Company.

•
Cecil D. Gritz became our chief operating officer in October 2003.  He has worked in the oil and gas industry for more than three decades and holds an advanced degree in petroleum engineering and is a graduate of the Colorado School of Mines.  Mr. Gritz worked as an engineer in various capacities for Shell Oil Company from June 1966 to August 1973.  After leaving Shell Oil Company, he worked as a drilling and production manager, president of a drilling company, and petroleum engineer for companies in Denver, Colorado.  He was the vice president of engineering and operations for Vista Resources, Inc., Denver, Colorado, from July 1977 to September 1982, and the drilling and production manager for Trend Exploration Limited, Denver, Colorado, from September 1982 to September 1986.  As an in-house full-time consultant, he provided services as a petroleum engineer and project manager for David Schlachter Oil & Gas, an independent oil and gas company based in Dallas, Texas, from September 1986 to March 1988.  He was vice president of operations for Dantex Oil & Gas, Inc., Dallas, Texas, from March 1988 to August 1993.  Mr. Gritz has been a manager and consulting petroleum engineer for Harbor Petroleum,

Galaxy Energy Corporation Proxy Statement – Page 2

LLC in Granbury, Texas, since August 1993. He was also a 50% owner of that company, which is no longer active. Mr. Gritz devotes all of his working time to the business of Galaxy.

•
Dr. James M. Edwards has been actively involved in international oil and gas exploration and exploitation for more than 27 years.  He has participated in oil and gas discoveries in Australia, Columbia, Equatorial Guinea, France, Norway, Trinidad, Thailand, the United Kingdom, and the United States.  Dr. Edwards previously worked as chief geologist for Triton Energy Corporation.  While with Triton, he participated in the discovery efforts of the Cusiana/Cupiagua Field Complex, Columbia.  Since June 1991, he has been the president of Equinox Energy Corp., an oil and gas consulting company located in Dallas, Texas.  Dr. Edwards holds advanced degrees in geology, including a Master of Science from the University of Georgia and a Ph.D. from Rice University.  Dr. Edwards has been the chief operating officer of Falcon Oil & Gas Ltd., a related party, since June 2006.

•
Robert Thomas Fetters, Jr. began his career in the oil and gas industry in 1966 when he joined Exxon, USA (then known as Humble Oil and Refining).  He served in various capacities including exploration, production, and research management and as exploration planning manager.  Internationally, he held positions as chief geologist for Esso Production Malaysia and exploration manager for Esso Australia.  In 1983, Mr. Fetters joined Consolidated Natural Gas, serving as the president and CEO of its subsidiary, CNG Producing Company, from 1984 to 1989.  From 1990 to 1995, he was the president of exploration and production for the Exploration Company of Louisiana, and from 1995 to 1997, he was the senior vice president of operations for National Energy Group in Dallas, Texas.  In 1997, Mr. Fetters co-founded Beta Oil and Gas, Inc., based in Houston, Texas, and served as its managing director of exploration to September 2002.  He continued to act as a consultant to Beta Oil and Gas after leaving his position to December 2002.  In January 2003, he co-found Delta Resources, LLC, Houston, Texas, which was formed specifically to utilize leading edge technology in oil and gas exploration.  He continues to serve as Delta’s CEO and a director.  In January 2003, he also co-founded Alliance Oil & Gas Company, LLC, Houston, Texas, which is principally involved in oil and gas acquisitions.  He continues to serve as Alliance’s chairman and a director.  Since January 2004, Mr. Fetters has served as the president of Waveland Energy Partners, LLC, of Irvine, California.  He holds both a bachelor’s and master’s degree in geology from the University of Tennessee.

•
Nathan C. Collins has served as a director of First State Bank of Flagstaff, Arizona, since September 1998.  Mr. Collins retired in 2003 after a long career in banking.  Most recently, he served as president and CEO of Bank of the Southwest from February 2002 to September 2003, a community bank in Tempe, Arizona.  From September 1999 to February 2002, he was the president of Nordstrom fsb in Scottsdale, Arizona.  Nordstrom fsb, a wholly-owned subsidiary of Nordstrom, Inc., issues Nordstrom branded credit and debit cards, offers checking account and other financial services to Nordstrom customers, and provides related services and support for a number of other Nordstrom activities.  His banking career spans 39 years, including serving as executive vice president, chief lending officer, and chief audit officer of Valley National Bank of Arizona, where he served from August 1964 to September 1987.

•
Ronald P. Trout is a former senior vice president and was one of the founding partners of Hourglass Capital Management, Inc., a Texas-based investment management company.  While at Hourglass, he had primary research responsibility for various sectors of the stock market including machinery, insurance, utilities, and energy.  Mr. Trout retired from Hourglass in April 2001.  Prior to the formation of Hourglass, he was the senior vice president of Mercantile Securities Corp., the trust investment arm of Mercantile Bank.  Mr. Trout has been a Chartered

Galaxy Energy Corporation Proxy Statement – Page 3

Financial Analyst (CFA) since 1974.  He is a current member of the Dallas Association of Investment Analysts and the past president of the Oklahoma Chapter of Investment Analysts.  Mr. Trout received bachelor of science and master of science degrees from the University of Missouri with a major in Finance.

Director Independence Determinations

For a director to be considered independent under the Listing Standards of the American Stock Exchange (“AMEX”), the board must affirmatively determine that the director has no direct or indirect material relationship with us.  The AMEX Listing Standards contain guidelines for determining whether a director should be considered independent.  These guidelines are used by the board in making determinations regarding independence. The board has determined that the following directors are independent: Dr. James Edwards, Robert Thomas Fetters, Jr., Nathan C. Collins, and Ronald P. Trout.

All of the members of our compensation, nominating, and audit committees are independent.

Board Meetings and Committees

During the fiscal year ended November 30, 2007, the Board held 13 regularly scheduled meetings and 11 special meetings via teleconference.  Each director participated in at least 75% of the aggregate total number of meetings held by the Board and all committees of which he was a member that were held during the period in which he served.

The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings.  At the last annual shareholders’ meeting, all of the persons who were directors at that time were present.

The Board has an Audit Committee, Nominating Committee, and Compensation Committee.  All of the members of these committees are non-employee, independent directors in accordance with the AMEX Listing Standards.  In addition, the Board has an Executive Committee, comprised of Marc E. Bruner, James Edwards, and Tom Fetters.

Audit Committee

The current members of the Audit Committee are Nathan Collins, Ron Trout, and Tom Fetters.  The Board has determined that Mr. Collins is the audit committee financial expert, as defined by the Securities and Exchange Commission (“SEC”) rules and has accounting or related financial management expertise under the NASDAQ rules.  All of the members of the Audit Committee are independent under the SEC rules pertaining to audit committee members.  The Audit Committee met 5 times in during the fiscal year ended November 30, 2007.  The Audit Committee adopted an Audit Committee Charter.  The Audit Committee is responsible for (i) making recommendations to the Board concerning the engagement of the Company’s independent public accountants, (ii) consulting with the independent public accountants with regard to the audit plan, (iii) consulting with the Company’s principal financial and accounting officers on any matter the Audit Committee or the principal financial and accounting officers deem appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of the Company by its independent public accountants, (v) reviewing all related party transactions and all other potential conflict of interest situations, (vi) discussing audit recommendations with management and reporting the results of its reviews to the Board and (vii) performing such other functions as may be prescribed by the Board.  The Audit Committee Charter may be found on our website, at www.galaxyenergy.com.

Galaxy Energy Corporation Proxy Statement – Page 4

Nominating Committee

The Nominating Committee was formed in April 2004.  The current members of the Nominating Committee are Tom Fetters and James Edwards.  The Nominating Committee is responsible for (i) making recommendations to the Board about appropriate composition of the Board and its committees, (ii) evaluating potential director nominees and making recommendations to the Board regarding those director nominees that may be considered for election to the Board at the Annual Meeting, (iii) advising the Board on corporate governance practices and policies, (iv) overseeing the evaluation of the Board and management of the Company, (v) making recommendations to the Board regarding succession planning, and (vi) performing such other functions as may be prescribed by the Board.  The Nominating Committee Charter may be found on our website, at www.galaxyenergy.com.

The Board’s current criteria for selecting new directors do not include specific minimum qualifications, but include criteria relating to a candidate’s business experience and accomplishments, lack of conflicts of interest, ability to commit the time to serve effectively, personal characteristics, the Board’s needs for diversity of backgrounds and skills, and other pertinent considerations.  The Nominating Committee periodically reviews the appropriate skills, experience, perspectives and characteristics required of Board members or candidates in the context of the perceived needs of the Board at the time.

The Committee will consider suggestions for potential director nominees from many sources, including members of the Board, management, advisors and shareholders.  All of the nominees for director recommended for election by the shareholders at the Annual Meeting are current members of the Board.  The Committee will consider nominees recommended by shareholders in the same manner as other candidates.  Nominations of candidates for election to the Board may be made by any shareholder entitled to vote at a meeting of shareholders called for the election of directors.  Shareholder recommendations for director nominees must be submitted in writing to Chairman, Nominating Committee, care of the CEO, Galaxy Energy Corporation, 1331 – 17th Street, Suite 1050, Denver, Colorado 80202 by the deadline for shareholder proposals referred to at the end of this proxy statement.  Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct and indirect arrangements or understandings between the recommending shareholder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

Compensation Committee

The Compensation Committee currently consists of James Edwards, Tom Fetters, and Nate Collins.  The Compensation Committee is responsible for administering and granting awards under all equity incentive plans; reviewing the compensation of the our chief executive officer and recommendations of the chief executive officer as to appropriate compensation for the other executive officers and key personnel; and examining periodically the company’s general compensation structure.  The Compensation Committee does not have a charter.

Compensation Committee Interlocks and Insider Participation

None of members of the Compensation Committee is or was an officer of the company or any of its subsidiaries at any time now or in the past.

Galaxy Energy Corporation Proxy Statement – Page 5

Director Compensation

We pay our outside directors $2,500 per month, plus an additional $500 per month for each committee on which they serve.  Each January 1, we grant our outside directors options to purchase 60,000 shares of common stock, which shall vest immediately and be exercisable for ten years at the market price as of date of grant.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.  The text of this code is posted on our Internet website at www.galaxyenergy.com.  In the event that an amendment to, or a waiver from, a provision of this code is necessary, we intend to post such information on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC.  Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the fiscal year ended November 30, 2007, there was compliance with all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners.

Communications to the Board of Directors

Our board of directors maintains a process for shareholders and interested parties to communicate with the board.  Shareholders may write to the board c/o Corporate Secretary, Galaxy Energy Corporation, 1331 – 17th Street, Suite 1050, Denver, Colorado 80202.  Communications addressed to individual board members and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the individual addressees.  Any communications addressed to the board of directors and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the Nominating Committee.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Galaxy Energy Corporation Proxy Statement – Page 6

PRINCIPAL SHAREHOLDERS

The following table indicates the beneficial ownership, as of July 8, 2008, of the Company’s Common Stock by (i) each director and director nominee, (ii) each Named Officer disclosed under the “Summary Compensation Table,” (iii) each person known by the Company to own more than 5% of the outstanding shares of the Company’s Common Stock, and (iv) all directors and executive officers of the Company as a group.  Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Marc A. Bruner 29 Blauenweg Metzerlen, Switzerland 4116	11,701,799 (3)	14.0%
Resource Venture Management 29 Blauenweg Metzerlen, Switzerland 4116	4,899,525	5.9%
Bruner Group, LLP 1775 Sherman Street #1375 Denver, Colorado 80203	4,500,000	5.4%
Marc E. Bruner	2,255,000 (4)	2.7%
Cecil D. Gritz	642,500 (5)	0.8%
Dr. James Edwards	360,000 (6)	0.4%
Robert Thomas Fetters, Jr.	300,000 (7)	0.4%
Nathan C. Collins	300,000 (7)	0.4%
Ronald P. Trout	120,000 (8)	0.1%
William P. Brand, Jr.	0	--
All officers and directors as a group (7 persons)	3,977,500 (9)	4.8%
__________________
(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)
This table is based on 83,661,968 shares of Common Stock outstanding as of July 8, 2008.  If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from July 8, 2008, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)
Included in Mr. Bruner’s share ownership are shares owned of record by Resource Venture Management and Bruner Group, LLP.  Mr. Bruner is a control person of both these entities.  Also included in Mr. Bruner’s share ownership are 203,390 shares issuable upon exercise of warrants.

(4)	Includes 755,000 shares issuable upon exercise of vested stock options.
(5)	Includes 642,500 shares issuable upon exercise of vested stock options.
(6)	Includes 360,000 shares issuable upon exercise of vested stock options.
(7)	Includes 300,000 shares issuable upon exercise of vested stock options.
(8)	Includes 120,000 shares issuable upon exercise of vested stock options.
(9)	Includes 2,477,500 shares issuable upon exercise of stock options.

Galaxy Energy Corporation Proxy Statement – Page 7

EXECUTIVE OFFICERS OF THE COMPANY

The names, ages and titles of the Company’s executive officers are listed below, along with a description of their business experience during the last five years.  Information regarding Marc E. Bruner, Carmen Lotito, and Cecil D. Gritz is set forth above under “Proposal One - Election of Directors -- Information about Directors.”

Name	Age	Position
Marc E. Bruner	35	President and Director
William P. Brand, Jr.	52	Interim Chief Financial Officer, Interim Secretary and Interim Treasurer
Cecil D. Gritz	64	Chief Operating Officer and Director

William P. Brand, Jr., Interim Chief Financial Officer, Secretary and Treasurer

William P. Brand, Jr. became our Interim Chief Financial Officer, Interim Secretary and Interim Treasurer effective June 30, 2008.  From December 2006 through April 2007, he served as Controller and Chief Accounting Office of Teton Energy Corporation in Denver, Colorado. From August 2005 through July 2006 he was Vice President Finance for PRB Energy Inc., in Denver, Colorado. From November 2003 through July 2005 he served as a project Consultant and worked on several projects in the Denver area, including the restatement team for Qwest Communications International as well as several SOX 404 compliance projects, in Denver, Colorado. He served as Controller and Finance Director from January 2001 until August 2003 for Orica USA Inc., an international manufacturer of mining services products, and from November 1994 through December 2000, he served as Finance Manager/Director for US West International and successor companies, MediaOne Inc. and AT&T Wireless International, in Denver Colorado and Seattle, Washington. Prior to that he served in several capacities with Monsanto Company, Monsanto Oil Company, and successor, BHP Petroleum Americas Inc., in St. Louis, Missouri, Denver, Colorado and Houston, Texas. He holds a Bachelor of Sciences and an MBA from Southern Illinois University, Carbondale Illinois, and is a CPA, inactive, State of Texas.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We believe that the skill and dedication of our executive officers and other management personnel are critical factors affecting our long-term success in meeting our objectives and fostering growth and profitability. In support of this, compensation programs have been designed to attract and retain a high level of talented leadership, to reward performance in accordance with results, to provide an incentive for future performance and to align Galaxy’s executives’ long-term interests with those of the shareholders.

Our executive and key management compensation is comprised of three major components: (i) base salary adjusted annually by the Compensation Committee, (ii) cash bonuses awards based on individual performance and the performance of our Company, and (ii) stock option grants awarded based on individual performance and the performance of our Company.  The compensation mix of cash and stock options grants for the CEO is similar to that of other executive officers.

Galaxy Energy Corporation Proxy Statement – Page 8

The Compensation Committee was established by the Board of Directors for the following purposes:
•	to assist the Board in its responsibility relating to fair and competitive compensation of key employees;
•
to assure that key employees, which includes all officers, are compensated in a manner consistent with the compensation philosophy and strategy of the Board and in compliance with the requirements of appropriated regulatory bodies and any exchange rules to which we may be subject;

•	to review and approve our compensation philosophy and our compensation programs, plans and awards;
•	to administer our long and short term incentive plans and stock option plans;
•	to review the compensation of our President and recommendations of the President as to appropriate compensation for the other executive officers and key personnel; and
•	to review and approve our general employee benefit plans as needed.

The Compensation Committee is composed of three members, Mr. Edwards, Mr. Fetters and Mr. Collins, all of whom are “independent” under the rules and regulations of the AMEX.  For a director to be considered independent under the Listing Standards of AMEX, the board must affirmatively determine that the director has no direct or indirect material relationship with us.  The AMEX Listing Standards contain guidelines for determining whether a director should be considered independent.  These guidelines are used by the board in making determinations regarding independence.

The Compensation Committee makes all decisions concerning the compensation of executive officers, determines the total amount of bonuses, if any, to be paid and grants all awards of stock options.  The Compensation Committee compares all compensation components for executive officers, at least annually, with data on similar positions at other organizations that are similar in number of employees, level of operations, gross revenue and total assets with which we compete for talent.  The Compensation Committee seeks the input of our President in evaluating the performance of all of our executive officers, excluding himself.  By recognizing individual contributions and the overall performance of our Company, the Compensation Committee practices are designed to attract, motivate, retain, and align the financial interests of key personnel with those of the shareholders.

The Compensation Committee used the analysis set forth below in its determination of the level of compensation for each of the following components of our 2007 compensation program.  The 2008 compensation program may change in light of the Company’s cash resources and other factors.

Base Salaries.  The base salaries of the named executive officers are reviewed annually by the Committee and future salary adjustments are reviewed by the Committee on an annual basis and recommended to the Board for final approval.  The Committee and the Board consider various factors for each executive officer, including, their position, the compensation of executive officers of comparable companies within the oil and natural gas industry, their performance, their industry experience, any increases in responsibilities and the recommendations of the President with respect to base salaries of the other executive officers.  Salaries for the named executive officers in fiscal 2007 are set forth in the “Summary Compensation Table” below and were determined by the Board based on the considerations described above.

Potential Cash Bonus Awards.  The Compensation Committee does not currently have a formal cash bonus plan.  Cash bonuses may be awarded from time to time for exceptional effort and performance.  The Compensation Committee will consider the achievements of the Company and the employee’s relationship thereto to determine the level of the cash bonus, if any, to be awarded.  The Compensation Committee will also consider the earnings of the Company, the return on stockholders’ equity, the growth

Galaxy Energy Corporation Proxy Statement – Page 9

in proved oil and gas reserves and the successful completion of specific projects of the Company to determine the level of cash bonus awards, if any.

Stock Option Awards.  The Compensation Committee utilizes stock option awards to align the executives’ interests with those of the stockholders by giving each individual direct ownership in the Company.  The Compensation Committee also believes that these awards serve as a retention incentive since unvested stock grants and options may be forfeited if the executive leaves.  The Compensation Committee focuses on services rendered, our earnings, the return on stockholders’ equity, the growth in proved oil and gas reserves and the successful completion of specific projects to determine the level of stock option awards, if any.

During the fiscal year ended November 30, 2007, options to purchase 60,000 shares of our common stock were granted to each of our four non-employee directors, pursuant to the policy that has been in place since March 1, 2004.  The Committee considered the grants made to directors to be appropriate in order to compensate such individuals for the responsibility and risk exposure assumed when serving in such positions, especially in light of the current financial condition of the Company.

Summary Compensation Information

The following table sets forth information about the remuneration of our chief executive officers and each of our next highly compensated executive officers whose total annual salary and bonus exceeded $100,000, for services rendered during the year ended November 30, 2007.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marc E. Bruner, President	2007	120,000	-0-	-0-	-0-	-0-	-0-	120,000

Cecil Gritz, Chief Operating Officer	2007	110,000	-0-	-0-	-0-	-0-	57,383(1)	167,383

Christopher Hardesty, Chief Financial Officer	2007	100,000	-0-	-0-	-0-	-0-	-0-	100,000

__________________
(1)	All other compensation consists of: $21,878 for commuting expenses, $22,100 for housing expenses and $13,405 for meals and other expenses.

We reimburse our officers and directors for reasonable expenses incurred during the performance of their duties for Galaxy Energy.  We do not have any pension benefits for any of our officers or employees.

Equity Compensation Plans and Plan-Based Awards

Stock Option Plan.  Our stockholders adopted a 2003 Stock Option Plan in May 2003, under which options to purchase up to 3,500,000 shares of common stock may be granted.  In October 2004, our stockholders approved an amendment to the plan that increased the aggregate number of shares of common stock authorized for issuance under the plan to 6,500,000.  The plan provides for the granting of incentive stock options to our employees and non-statutory options to our employees, advisors and

Galaxy Energy Corporation Proxy Statement – Page 10

consultants.  The compensation committee of our board of directors administers the plan.  The maximum aggregate number of common shares underlying all options to be granted to any one person may not exceed 60% of authorized options.

The committee determines the exercise price for each option at the time the option is granted.  The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted.  The fair market value price is the closing price per share on the date the option is granted.  The committee also determines when options become exercisable.  The plan permits payment to be made by cash, check, broker assisted same day sales, and by delivery of other shares of our stock which optionees have owned for six (6) months or more as of the exercise date.  The term of an option may be no more than ten (10) years from the date of grant.  No option may be exercised after the expiration of its term.

Unless otherwise expressly provided in any option agreement, the unexercised portion of any option granted to an optionee shall automatically terminate one year after the date on which the optionee’s employment or service is terminated for any reason, other than by reason of cause, voluntary termination of employment or service by the optionee, or the optionee’s death.  Options shall terminate immediately upon the termination of an optionee’s employment for cause or 30 days after the voluntary termination of employment or service by the optionee.  If an optionee’s employment or consulting relationship terminates as a result of his or her death, then all options he or she could have exercised at the date of death, or would have been able to exercise within the following year if the employment or consulting relationship had continued, may be exercised within the one year period following the optionee’s death by his or her estate or by the person who acquired the exercise right by bequest or inheritance.

Options granted under the plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee, except that a non-statutory stock option may be transferred to a family member or trust for the benefit of a family member if the committee’s prior written consent is obtained.

We have the right to redeem any shares issued to any optionee upon exercise of the option granted under the plan immediately upon the termination of optionee’s employment or service arising from disability, the death of the optionee, the voluntary termination of employment or services of the optionee, or the termination of employment or services of the optionee for cause.  The redemption price is the fair market value of the shares on the date of the event of redemption.

In the event that our stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the plan, the number and class of shares of stock subject to any option outstanding under the plan, and the exercise price for shares subject to any such outstanding option.

In the event of a merger in which our shareholders immediately before the merger own 50% or more of the issued and outstanding shares of stock of the resulting entity after the merger, then existing options shall automatically convert into options to receive stock of the resulting entity.  Unless otherwise expressly provided in any option, the committee in its sole discretion may cancel, effective upon the date of the consummation of any change of control, any option that remains unexercised on such date.

The board may amend, alter, suspend, or terminate the plan, or any part thereof, at any time and for any reason.  However, we must obtain shareholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable laws.  No such action by the board or shareholders may

Galaxy Energy Corporation Proxy Statement – Page 11

alter or impair any option previously granted under the plan without the written consent of the optionee.  The plan shall remain in effect until terminated by action of the board or operation of law.

As of November 30, 2007, options to purchase 4,230,000 shares were outstanding at a weighted average exercise price of $1.99 per share and 2,270,000 options were available for future grant.

At November 30, 2007, stock options outstanding and available pursuant to our equity compensation plans were as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	4,230,000	$1.99	2,270,000
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	4,230,000	$1.99	2,270,000

No stock options were granted during the years ended November 30, 2007 and 2006 to our named Executive Officers.  No options have been exercised by any of our executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	OPTION AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Marc E. Bruner	562,500	187,500 (1)	--	2.64	4/6/2014
	55,000	45,000 (2)	--	1.34	12/2/2014
Cecil Gritz	468,750	156,250 (3)	--	2.64	4/6/2014
	55,000	45,000 (2)	--	1.34	12/2/2014
Christopher Hardesty	165,000	135,000(4)	--	1.34	12/2/2014
_________________
(1)	These options vest at the rate of 37,500 per quarter beginning April 6, 2004.
(2)	These options vest at the rate of 5,000 per quarter beginning March 2, 2005.
(3)	These options vest at the rate of 31,250 per quarter beginning April 6, 2004.
(4)	These options vest at the rate of 15,000 per quarter beginning March 2, 2005.

Compensation of Directors

Since March 1, 2004, we have paid our outside directors $2,500 per month, plus an additional $500 per month for each committee on which they serve.  On January 1 of each year, we grant each of our outside directors options to purchase 60,000 shares of common stock, which vest immediately and are exercisable for ten years at the market price as of date of grant.  The options granted in January 2006 vested immediately and are exercisable through January 4, 2016 at $1.19 per share.  The options granted in January 2007 vested immediately and are exercisable through January 1, 2017 at $0.19 per share.  We have also granted 60,000 options to each of the directors in January 2008 that vest immediately and are exercisable through January 1, 2018 at $0.0325 per share.

Galaxy Energy Corporation Proxy Statement – Page 12

The following table sets forth the compensation paid to our non-employee Directors for services rendered during the year ended November 30, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Nathan C. Collins	45,500(1)	60,000(2)	7,000	52,500
James M. Edwards	52,500(3)	60,000	7,000	59,500
Robert Thomas Fetters, Jr.	52,000(4)	60,000	7,000	59,000
Ronald P. Trout	39,000(5)	60,000	7,000	46,000
___________________
(1)	At November 30, 2007, we owed Mr. Collins $10,500 in directors’ fees.
(2)
Options to purchase 60,000 shares granted on January 1, 2007 were valued at $0.12 per share which represents the FAS 123(R) value of the option on that date.  Under FAS 123(R), the grant date fair value of each stock option award is calculated on the date of grant using the Black-Scholes option valuation model.  The Black-Scholes model was used with the following assumptions: volatility rate of 70%; risk-free interest rate of 4.25% based on a U.S. Treasury rate of five years; and a 5-year expected option life.  The options vested fully upon the January 1, 2007 grant date, are exercisable at $0.19 per share, and expire January 1, 2017.

(3)	At November 30, 2007, we owed Dr. Edwards $12,000 in directors’ fees.
(4)	At November 30, 2007, we owed Mr. Fetters $12,000 in directors’ fees.
(5)	At November 30, 2007, we owed Mr. Trout $9,000 in directors’ fees.

Report of the Compensation Committee of Galaxy Energy

The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the annual compensation and the long-term compensation for our executive officers.  The Compensation Committee for the year ended November 30, 2007 was composed of Dr. Edwards, Mr. Fetters and Mr. Collins.  None of these directors is or was an officer of our Company or any of its subsidiaries.  The Compensation Committee makes all decisions concerning the compensation of executive officers who receive annual compensation in excess of $100,000, determines the total amount of bonuses, if any, to be paid and grants all awards of stock options.  The Compensation Committee’s compensation practices are designed to attract, motivate and retain key personnel by recognizing individual contributions, as well as the overall performance of our Company.  The Compensation Committee has reviewed and discussed the information included in the “Compensation Discussion and Analysis” above.  Based upon this review and discussion, the Compensation Committee has recommended to the Board of Directors that this information be included in the Galaxy Energy’s annual report.  The foregoing report is made by the Compensation Committee of our Board of Directors.

The Compensation Committee

Dr. James M. Edwards
Robert Thomas Fetters, Jr.
Nathan C. Collins

Galaxy Energy Corporation Proxy Statement – Page 13

AUDIT COMMITTEE REPORT

The Audit Committee of the Board (the “Audit Committee”) is comprised of three members of the Company’s Board, each of whom is independent as defined in the NASD listing standards.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.  The Audit Committee has: (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended November 30, 2007 with the Company’s management, (ii) discussed with Hein & Associates LLP (“Hein”), the Company’s independent auditor for fiscal year 2007, the matters required to be discussed by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90, and (iii) received and discussed the written disclosures and the letter from Hein required by Independence Standards Board Statement No. 1 and has discussed with Hein their independence from the Company.  Based on such review and discussions with management and Hein, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007 for filing with the Securities and Exchange Commission.

                                The Audit Committee

                                Nathan C. Collins, Chairman
                                Ronald P. Trout
                                Robert Thomas Fetters, Jr.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee is responsible for the approval of all fees and other significant compensation to be paid to the independent auditors.  The Audit Committee regularly reviews audit related and tax services provided by Hein and the associated fees and considers whether the provision of such services is compatible with maintaining the independence of Hein.  See report of the Audit Committee above.  All of the fees described below were pre-approved by the Audit Committee.

Audit, Audit-Related, Tax and Other Fees

The following is a breakout of aggregate fees billed by Hein to the Company for the last two fiscal years for (i) the audit of its annual financial statements and review of financial statements included in Form 10-Q (“Audit Fees”), (ii) assurance and related services provided that are reasonably related to the audit (“Audit-Related Fees”), (iii) tax compliance, advice, and planning (“Tax Fees”), and (iv) other products or services provided by Hein (“Other Fees”):

	2007	2006
Audit Fees	$105,612	$140,000
Audit Related Fees	0	0
Tax Fees	4,524	263
Other Fees	0	0

Total	$110,136	140,263

Financial Information Systems Design and Implementation

Hein did not perform financial information system design or implementation services for the Company as specified in Rule 2-01 of Regulation S-X for the year ended November 30, 2007.

Galaxy Energy Corporation Proxy Statement – Page 14

Selection of Independent Accountants

Hein served as the Company’s independent auditor for fiscal year 2007.  The Audit Committee is scheduled to conduct an annual performance review of Hein and following this review will appoint the independent auditors for fiscal year 2008.  A representative of Hein is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

Marc A. Bruner/Resource Venture Management

Marc A. Bruner is one of our principal shareholders, one of the founders of Dolphin, and the father of Marc E. Bruner, who serves as our president, chief executive officer and a director.  We utilize the services of Marc A. Bruner as a consultant and pay for his services through his company, Resource Venture Management.  Resource Venture Management currently has only one employee, Marc A. Bruner.  During years ended November 30, 2007, 2006 and 2005, we paid management fees of $-0-, $30,000 and $120,000, respectively, to Resource Venture Management.  We also incurred other costs and expenses of $-0-, $-0- and $30,000 with Resource Venture Management for those same periods, of which $-0-, $-0-, and $12,079 remained outstanding as of the respective period ends.

Harbor Petroleum, LLC and Florida Energy, Inc.

We used the services of Harbor Petroleum, LLC to acquire oil, gas and mineral interest leases in Rusk and Nacogdoches counties, Texas.  Harbor Petroleum is 50%-owned and managed by Cecil Gritz, our chief operating officer and one of our directors.  As of November 30, 2007, we held leases covering approximately 1,955 net acres.  While the leases are in the names of Harbor Petroleum or Florida Energy, Inc., such leases have been assigned to Dolphin.  Florida Energy is owned and controlled by Stephen E. Bruner, the brother of Marc A. Bruner, our controlling shareholder, and the uncle of Marc E. Bruner, our president.

By an agreement dated March 6, 2003, Dolphin acknowledged that it was responsible for payment of all of the acquisition costs and maintenance costs of the leases.  Dolphin owns all of the working interests acquired under the leases, except for a 2% overriding royalty interest, shared equally by Harbor Petroleum and Florida Energy.  However, with respect to 400 contiguous acres designated by Florida Energy, Florida Energy shall have a 3.125% overriding royalty interest instead of a 1% overriding royalty interest.  In addition, Dolphin paid Florida Energy a bonus of $50,000 for identifying this lease play.

During the year ended November 30, 2005, we incurred costs and expenses with Harbor of $41,681.  Of those amounts, compensation expenses paid to Harbor for services provided by the COO and other Harbor staff, were $27,500.  Reimbursement of costs advanced by Harbor on behalf of us of $14,181 was paid during the year ended November 30, 2005.  We did not make any payments to Harbor during the years ended November 30, 2007 and 2006.

Galaxy Energy Corporation Proxy Statement – Page 15

Thomas Fails/ Pannonian International

In connection with the acquisition of Pannonian, we assumed liabilities due from Pannonian to related parties, including advances from Marc A. Bruner of $39,500; notes payable and accrued interest due to the Thomas G. Fails, President of Pannonian, of $37,508; notes payable and accrued interest to a company wholly owned by Mr. Fails of $44,400; and accounts payable to directors of the company for services rendered and costs advanced of $63,346.  As of November 30, 2005, all amounts due to related parties resulting from the acquisition of Pannonian were paid in full.  As of November 30, 2007, 2006 and 2005, we owed Mr. Fails approximately $3,000, $10,000 and $37,400 for office and personnel expenses advanced by him.  These amounts are included in accounts payable, related as of the respective dates.

Brian Hughes

In April 2004, we executed a strategic consulting agreement with Brian Hughes, who was a member of our Advisory Committee.  Under the terms of the agreement, the individual was to be paid a consulting fee of $95 per hour for all services in excess of 40 hours per calendar month and a location fee of $5,000 per well for each well drilled on our acreage in the Powder River Basin in Wyoming and Montana.  In addition, we agreed to pay an overriding royalty interest in oil and gas production from all of our properties in the Powder River Basin not to exceed 2%.  During the year ended November 30, 2005, we paid Mr. Hughes $21,250 in location fees.  During the year ended November 30, 2005, we assigned overriding royalty interests with a fair value of $732,687 to Mr. Hughes.  We did not pay any location or consulting fees to Mr. Hughes during the years ended November 30, 2007 or 2006.

Exxel Energy Corp.

On March 2, 2005, we entered into a Lease Acquisition and Development Agreement (the “Agreement”) with Apollo Energy LLC and ATEC Energy Ventures, LLC (the “Sellers”) to acquire an initial 58-1/3% working interest in unevaluated oil and gas properties in the Piceance Basin in Colorado, by depositing $7,000,000 in escrow.  During the six months ended August 31, 2005 we paid from escrow a total $7,022,088 to acquire undeveloped leases in the area.  Because the Sellers were not willing to enter into the Agreement with us without having some agreement regarding the remaining 41-2/3% working interest in the subject properties, we entered into a Participation Agreement with Marc A. Bruner to acquire all or a portion of the remaining 41-2/3% working interest in the subject properties.  Mr. Bruner subsequently assigned his rights under the Agreement to an unrelated third party, Exxel Energy Corp. (“Exxel”).  In exchange for the assignment of his rights and obligations to Exxel, he received a significant ownership percentage of Exxel, thereby establishing Exxel as a related party to Galaxy.

The terms of the Participation Agreement as amended, required the Exxel to pay the next $14,000,000 of lease acquisition, drilling, completion, and facilities costs to be incurred on the project.  During the year ended November 30, 2006, we, as operator of the Piceance Basin project, acquired additional acreage and drilled four wells on acreage jointly owned by us and Exxel.  In accordance with the terms of the Participation Agreement, Exxel paid the first $14,000,000 of lease acquisition, drilling, completion, and facilities costs.  As of November 30, 2006, Exxel owed us $923,172 for our share of joint venture costs and management fees.  This amount was paid by Exxel in December 2006 and February 2007.  The amount due from Exxel at November 30, 2007 was not significant.  In addition, we recorded $56,000 and $1,696,000 in fees from Exxel as compensation for management of the drilling program during the years ended November 30, 2007 and 2006.  These amounts were recorded as a reduction to related exploration costs incurred by us.

Galaxy Energy Corporation Proxy Statement – Page 16

Falcon Oil & Gas Ltd.

In June 2005, we entered into a farmout agreement with Falcon Oil & Gas Ltd. (“Falcon”) to evaluate the 21,538-gross acre concession held by our subsidiary in the Jiu Valley Coal Basin in Romania.  Marc A. Bruner is the Chairman of the Board, President and CEO of Falcon.  The farmout agreement required Falcon to pay 100 % of the costs to drill an initial test well and a second optional well on the concession, and to pay us $100,000 upon approval by the Romanian government of the assignment of the concession to Falcon to earn a 75% interest in the concession.  We recognized a gain of $72,713 on the transaction, representing the excess of the proceeds over the original cost of the property.  We completed the drilling of an initial well, which was later plugged and abandoned.  Falcon has asked for government approval to return the concession to the Romanian acreage inventory.  We and Falcon are currently assessing a long term plan with respect to other prospects in Romania

PetroHunter Energy Corporation

During the year ended November 30, 2006, we entered into an agreement with PetroHunter Energy Corporation (“PetroHunter”) to utilize a drilling rig owned and operated by a non-related third party drilling contractor.  Marc A. Bruner is the largest beneficial shareholder of PetroHunter.  The contract called for drilling costs incurred on our well to be invoiced to and paid by PetroHunter and then invoiced by PetroHunter to us.  We paid PetroHunter $703,970 under this arrangement during the year ended November 30, 2007.  As of November 30, 2006, we owed PetroHunter $8,860 under the terms of the agreement.  We subsequently paid this amount to PetroHunter in January 2007.

On December 29, 2006, we entered into a Purchase and Sale Agreement (the “PSA”) with PetroHunter and its wholly owned subsidiary, PetroHunter Operating Company.  Pursuant to the PSA, we agreed to sell all of our oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”).  This transaction was not completed.

As part of the PSA, PetroHunter was required and did make an initial earnest money payment of $2,000,000.  In the event the closing did not occur for any reason other than a material breach by PetroHunter, the deposit was to convert into a promissory note, payable to PetroHunter, as an unsecured subordinated debt, which was to be payable only after repayment of our senior indebtedness.

PetroHunter became the contract operator of the Powder River Basin assets beginning January 1, 2007.  At closing, the operating expenses incurred by PetroHunter as the contract operator were to be credited toward the purchase price, or if closing did not occur, would be added to the principal amount of the promissory note.

When the PSA expired by its terms on August 31, 2007, we issued a promissory note to PetroHunter in the amount of $2,493,777, which accrues interest at 8.5% per annum.

Bruner Family Trust

During the year ended November 30, 2006, we issued four separate subordinated unsecured promissory notes for a total of $5,500,000 in favor of Bruner Trust, a related party.  One of the trustees of the Bruner Trust is Marc E. Bruner, the president and a director of the company.  Interest accrues at the rate of 8% per annum and the note matures at the later of 120 days from issue or the time at which our senior indebtedness has been paid in full.

During the year ended November 30, 2007, we entered into subordinated unsecured promissory notes with the Bruner Trust totaling $8.1 million with interest accruing at 8% per annum and matures at the

Galaxy Energy Corporation Proxy Statement – Page 17

later of 120 days from issue or the time at which our senior indebtedness has been paid in full.  Subsequent to November 30, 2007, we have continued to receive advances from the Bruner Trust.  Subordinated unsecured promissory notes totaling $3,000,000 were issued in December, 2007, and January, February and March 2008.

In October 2006, the Bruner Trust acquired a promissory note that we originally issued to DAR LLC in consideration for certain oil and gas properties in the amount of $2,600,000.  As of November 30, 2007, the remaining balance of the note payable was $2,049,728.  The note accrues interest at the rate of 12% per annum and was due on December 1, 2006.   The Bruner Trust has entered into various forbearance agreements, agreeing to forbear for enforcing its rights arising from our failure to make payment on the note by the due date.  As of November 30, 2007, the Bruner Trust agreed to forbear from enforcing its rights until May 31, 2008.

On April 11, 2008, the United States Bankruptcy Court for the District of Colorado approved interim post-petition financing to us and Dolphin of $308,000 by Bruner Trust, pursuant to the terms of a Loan Agreement dated as of April 14, 2008.  We requested this amount to avoid immediate and irreparable harm.  At a hearing held April 28, 2008, the Bankruptcy Court entered a final order authorizing us to borrow up to $4,485,250 pursuant to the terms of the Loan Agreement.  The Loan Agreement provides for interest at the rate of 10% per annum and maturity of the loan on the earlier of (i) the closing of any transaction pursuant to which any third party acquires substantially all of our or Dolphin’s assets; (ii) the conversion of our or Dolphin’s bankruptcy case to a case under chapter 7 of the Bankruptcy Code; (iii) the dismissal of either of the bankruptcy cases; (iv) the date on which any chapter 11 plan of reorganization becomes effective; (v) the occurrence of an Event of Default (as defined in the Loan Agreement) or (vi) November 15, 2008.  The Loan is secured by a lien on all of our and Dolphin’s assets.

Future Transactions

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

We believe that of the transactions described above have been on terms as favorable to us as could have been obtained from unaffiliated third parties as a result of arm’s length negotiations.

Galaxy Energy Corporation Proxy Statement – Page 18

OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum.  Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum.  If a quorum is present, the election of directors is determined by a plurality vote of the shares present at the Annual Meeting.  Any other matter presented at the Annual Meeting will be decided by a vote of the holders of a majority of the outstanding shares of Common Stock, unless the Articles of Incorporation or Bylaws of the Company, or any express provision of law, requires a different vote.  If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a “broker non-vote”), shares not voted as a result will be counted as not present and not cast with respect to any proposal.  All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the director nominees named herein, and in the proxy holder’s discretion for all other matters that come before the Annual Meeting.  The Company does not know of any matters to be presented at the Annual Meeting other than those described herein.  However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Nominations and Proposals

If you want to include a proposal in the proxy statement for the Company’s 2009 Annual Meeting, send the proposal to Galaxy Energy Corporation, Attention: Corporate Secretary.  Proposals must be received on or before January 31, 2009 to be included in next year’s proxy statement.  Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of the Company’s Articles of Incorporation and bylaws.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit our management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on May 23, 2009 and advise shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) we do not receive notice of the proposal prior to the close of business on May 23, 2009.

Galaxy Energy Corporation Proxy Statement – Page 19

[ ] Mark this box with an X if you have made changes to your name or address details above.

ANNUAL MEETING PROXY CARD

1.	ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the listed nominees.
	FOR	WITHHOLD		FOR	WITHHOLD
Marc E. Bruner	[ ]	[ ]	Robert Thomas Fetters, Jr.	[ ]	[ ]
Nathan C. Collins	[ ]	[ ]	Cecil D. Gritz	[ ]	[ ]
James E. Edwards	[ ]	[ ]	Ronald P. Trout	[ ]	[ ]

2.	In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears hereon, when signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature 1 – Please keep Signature within the box	Signature 2 – Please keep Signature within the box	Date (mm/dd/yyyy)
[_________________________]	[_________________________]	[______/________/________]

PROXY – GALAXY ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALAXY ENERGY CORPORATION

The undersigned hereby appoints Marc E. Bruner proxy for the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Galaxy Energy Corporation held of record by the undersigned on July 8, 2008 at the annual meeting of shareholders to be held on August 20, 2008, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no directions are given, this proxy will be voted for the matters set forth on the reverse side.  The proxy holder named above will vote in his discretion on any other matter that may properly come before the meeting.

Please mark, sign, date and return this proxy promptly using the enclosed envelope to:  Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.